Exhibit 99.1

[LETTERHEAD OF MFA]                                                       [LOGO]

PRESS RELEASE                                              FOR IMMEDIATE RELEASE

December 17, 2003                                          NEW YORK METRO

CONTACT: William Gorin                                     NYSE: MFA
         (212) 207-6400
         www.mfa-reit.com

                         MFA Mortgage Investments, Inc.
                   Announces Fourth Quarter Dividend of $0.25

      MFA Mortgage Investments, Inc. (NYSE:MFA) announced today that its Board of Directors declared a quarterly dividend of $0.25 per share of common stock for the fourth quarter of 2003. The dividend will be paid on January 30, 2004 to stockholders of record on December 30, 2003.

      Stewart Zimmerman, Chairman, President and Chief Executive Officer of MFA, stated, "Based on MFA's recent share price of $9.75, the fourth quarter dividend of $0.25 per share represents an annualized yield exceeding 10%. The $0.25 fourth quarter dividend is the midpoint of our expected range of fourth quarter earnings per share of $0.24 to $0.26. While the early part of the 2003 fourth quarter was impacted by continued high prepayments within MFA's mortgage-backed securities ("MBS") portfolio, these prepayments slowed as the quarter progressed. If we continue to see prepayment rates at the reduced levels experienced in the later part of the 2003 fourth quarter, we expect that MFA's earnings per share will exceed $0.25 in the first quarter of 2004."

      MFA's objective is to generate a high level of income while maintaining asset quality and protecting principal invested in its portfolio of high-quality adjustable-rate MBS and other assets. At September 30, 2003, MFA had total assets of approximately $4.3 billion. As of that date, approximately 99% of these assets consisted of MBS and related receivables issued or guaranteed by an agency of the United States government, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, other MBS rated "AAA" by Standard & Poor's Corporation and cash. At September 30, 2003, MFA also owned indirect interests in three multifamily apartment properties.

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      Stockholders interested in participating in MFA's Discount Waiver, Direct
Stock Purchase and Dividend Reinvestment Plan (the "Plan") may do so by contacting Mellon Investor Services, the company's Plan administrator, at 1-866-249-2610 (toll free). For more information about the Plan, interested stockholders may also go to the website established for the Plan at www.melloninvestor.com or visit MFA's website at www.mfa-reit.com.

      When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in the prepayment rates on the mortgage loans securing MFA's MBS; changes in short-term interest rates and the estimated fair value of MFA's MBS; changes in government regulations affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to use borrowings to finance its assets; and risks associated with investing in real estate, including changes in business conditions and the general economy. These risks, uncertainties and factors could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements. Further, this press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the Plan prospectus may be obtained by contacting Mellon Investor Services at P.O. Box 3338, South Hackensack, New Jersey 07606-1938 or by calling 1-866-249-2619 (toll free).